Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

                 We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-52991, No. 33-47997, No. 33-44697 and No. 33-39260) of Ramsay Health Care, Inc. of our report dated October 8, 1996, with respect to the consolidated financial statements of Ramsay Health Care, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 1996.

                                               ERNST & YOUNG LLP


New Orleans, Louisiana
October 8, 1996